Exhibit 24

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS:

THAT, AT&T INC., a Delaware corporation, hereinafter referred to as the “Corporation,” proposes to file with the Securities and Exchange Commission at Washington, D.C., under the provisions of the Securities Act of 1933, as amended, a Registration Statement or Statements on Form S-8 for the sale of additional shares of the Corporation’s Common Stock;

NOW, THEREFORE, each of the undersigned hereby constitutes and appoints James D. Ellis, Richard G. Lindner, John J. Stephens, Jonathan P. Klug, or any one of them, all of the City of San Antonio and State of Texas, the attorneys for the undersigned and in the undersigned’s name, place and stead, and in the undersigned’s office and capacity in the Corporation, to execute and file a registration statement or statements, and thereafter to execute and file any and all amended registration statements and amended prospectuses or amendments or supplements to any of the foregoing, hereby giving and granting to said attorneys full power and authority to do and perform each and every act and thing whatsoever requisite and necessary to be done in and concerning the premises, as fully to all intents and purposes as the undersigned might or could do if personally present at the doing thereof, hereby ratifying and confirming all that said attorneys may or shall lawfully do, or cause to be done, by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned has hereunto set his or her hand the date set forth opposite their name.

September 29, 2006	/s/ Edward E. Whitacre, Jr.
Date	Edward E. Whitacre, Jr. Chairman of the Board, Director and Chief Executive Officer
September 29, 2006	/s/ Randall L. Stephenson
Date	Randall L. Stephenson Director and Chief Operating Officer
September 29, 2006	/s/ William F. Aldinger III
Date	William F. Aldinger III Director

September 29, 2006	/s/ Gilbert F. Amelio
Date	Gilbert F. Amelio Director
September 29, 2006	/s/ August A. Busch III
Date	August A. Busch III Director
September 29, 2006	/s/ Martin K. Eby, Jr.
Date	Martin K. Eby, Jr. Director
September 29, 2006	/s/ James A. Henderson
Date	James A. Henderson Director
September 29, 2006	/s/ Charles F. Knight
Date	Charles F. Knight Director
September 29, 2006	/s/ Jon C. Madonna
Date	Jon C. Madonna Director
September 29, 2006	/s/ Lynn M. Martin
Date	Lynn M. Martin Director
September 29, 2006	/s/ John B. McCoy
Date	John B. McCoy Director
September 29, 2006	/s/ Mary S. Metz
Date	Mary S. Metz Director
September 29, 2006	/s/ Toni Rembe
Date	Toni Rembe Director

September 29, 2006	/s/ S. Donley Ritchey
Date	S. Donley Ritchey Director
September 29, 2006	/s/ Joyce M. Roche
Date	Joyce M. Roche Director
September 29, 2006	/s/ Laura D’Andrea Tyson
Date	Laura D’Andrea Tyson Director
September 29, 2006	/s/ Patricia P. Upton
Date	Patricia P. Upton Director